EXHIBIT 99.1





                                                    Immediate Release

                                                    Contact
                                                    Mary Brevard
                                                    Director, Investor Relations
                                                    & Communications
                                                    Phone: 312/322-8683
                                                    Fax: 312/461-0507



                        BORG-WARNER AUTOMOTIVE ANNOUNCES
                         EXPIRATION OF HART-SCOTT-RODINO
                     WAITING PERIOD FOR KUHLMAN ACQUISITION



Chicago, Illinois, January 25, 1999 -- Borg-Warner Automotive, Inc. (NYSE:BWA) announced that the waiting period under the Hart-Scott-Rodino Act for its acquisition of Kuhlman Corporation expired at midnight on January 22, 1999. The acquisition is subject to antitrust review in other countries.

              Kuhlman began mailing proxy materials to its stockholders on January 23. Kuhlman stockholders of record on January 19 will be entitled to vote on the merger at a special meeting of Kuhlman stockholders to be held on March 1.

              Chicago-based Borg-Warner Automotive, Inc. is a product leader in highly engineered components and systems primarily for automotive drivetrain applications. The company operates manufacturing facilities in 12 countries serving automakers in North America, Europe and Asia.

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